Exhibit 23.11

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 2017, with respect to the consolidated financial statements of Explorer Pipeline Company included in MPLX LP’s Current Report on Form 8-K, dated September 1, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in this Amendment No. 1 to Registration Statement of MPLX LP on Form S-3 (No. 333-219795), and to the use of our name under the caption “Experts”.

/s/ Grant Thornton LLP

Tulsa, Oklahoma
October 6, 2017